INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement on Form N-1A of Integrity Managed Portfolios of our report for Maine TaxSaver Bond Fund and New Hampshire TaxSaver Bond Fund dated May 16, 2003 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 22, 2003